Release Date:  February 17, 2005    Contact:  Craig A. Creaturo
                                              Chief Financial
                                              Officer and Treasurer
                                              (724) 352-4455
                                              ccreaturo@ii-vi.com
                                              Homepage:  www.ii-vi.com





                       II-VI INCORPORATED DECLARES
                      TWO-FOR-ONE COMMON STOCK SPLIT

PITTSBURGH, PA.,  February 17, 2005  -- II-VI Incorporated (NASDAQ NMS:
IIVI) announced today that its Board of Directors declared a two-for-one stock split of the Company's common stock in the form of a 100% common stock dividend. The common stock dividend will be issued to shareholders of record as of the close of business on March 2, 2005. II-VI expects that its transfer agent, American Stock Transfer and Trust Company, will distribute the dividend on or about March 22, 2005. There are currently approximately 14.6 million shares of II-VI common stock outstanding.
Upon completion of the stock split, there will be approximately 29.2 million common shares outstanding.

Carl J. Johnson, chairman and chief executive officer of II-VI
Incorporated stated, "Today's stock split reflects our continued commitment to building value for our shareholders and demonstrates the confidence of our Board of Directors and management in both the fundamentals and growth potential of our business. In addition, the split is intended to further improve our liquidity and to make our shares more accessible to institutional and individual shareholders."

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma-ray instrumentation. The Company's infrared optics business manufactures optical and opto-electronic components sold under the II-VI brand name and used primarily in CO2 lasers. The Company's near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers at the Company's VLOC subsidiary. The Company's military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics (EEO) brand name. In the Company's Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company's Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. designs and manufacturers thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends, including the above mentioned anticipated revenues and earnings, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the Company's ability to successfully integrate Marlow's operations into the Company's organization and to realize synergies in material growth and utilization of our worldwide manufacturing and distribution networks (ii) the failure of any one or more of the assumptions stated above to prove to be correct; (iii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004; (iv) purchasing patterns from customers and end-users; (v) timely release of new products, and acceptance of such new products by the market; (vi) the introduction of new products by competitors and other competitive responses; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

                                  # # # #